                        AUTOMATIC REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                             Simsbury, Connecticut
                (hereinafter referred to as the CEDING COMPANY)

                                      and

                         AXA RE LIFE INSURANCE COMPANY
                                  now known as
                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                            as of September 14, 2000
                               New York, New York
                   (hereinafter referred to as the REINSURER)

                             EFFECTIVE MAY 8, 2000

    THIS AGREEMENT WILL HEREINAFTER BE REFERRED TO AS AGREEMENT NO. 2000-24

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                                    CONTENTS

ARTICLES                                                              PAGE
-----------------------------------------------------------------------------
I.                  Scope of Agreement                                3-4
II.                 Commencement and Termination of Liability          5
III.                Oversights and Clerical Errors                     6
IV.                 Net Amount at Risk                                 7
V.                  Reinsurance Premiums                               8
VI.                 Reinsurance Administration                        9-10
VII.                Settlement of Claims                             11-12
VIII.               Reinsurance Credit                                 13
IX.                 Recapture Privileges                               14
X.                  Inspection of Records                              15
XI.                 Insolvency                                         16
XII.                Negotiation                                        17
XIII.               Arbitration                                        18
XIV.                Right to Offset Balances Due                       19
XV.                 Contract and Program Changes                       20
XVI.                Confidentiality                                    21
XVII.               Miscellaneous                                      22
XVIII.              Severability                                       23
XIX.                DAC Tax                                            24
XX.                 Duration of Agreement                              25
XXI.                Execution of Agreement                             26
SCHEDULES
A.                  Plans of Reinsurance                             27-28
B.                  Investment Funds                                 29-31
C.                  Data Layout                                      32-34
EXHIBITS
I.                  1994 Variable Annuity MGDB Mortality Table         35
II.                 Reinsurance Premiums                             36-39
III.                Benefit Limitation Rule                            40
IV.                 Confidentiality and Non-Disclosure Agreement       41

Hartford Life and Annuity, Agreement No.2000-24DB
Effective May 8, 2000

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All provisions of this Agreement are subject to the laws of the State of
Delaware.

                                   ARTICLE I

                               SCOPE OF AGREEMENT

A. On and after May 8, 2000, the CEDING COMPANY shall automatically reinsure with the REINSURER and the REINSURER shall automatically accept, a quota-share percentage (defined in Schedule A) of the MNAR as defined in Article IV, generated prior to termination of the REINSURER's liability (defined in Article
II), by the Guaranteed Minimum Death Benefit (GMDB) provisions within the variable annuity contracts exchanged in accordance with the CEDING COMPANY's product exchange programs as set forth in Schedule A.

The exchange programs, more fully described in Schedule A, may separately be referred to in this Agreement as "SECEP" and "TCEP."

B.  [REDACTED]

C.  [REDACTED]

Any adjustment to the reinsured quota share that may be required in a calendar quarter shall be administered in accordance with the provisions set forth in
Article VI, Paragraph D.

Exchanged contracts in the same issue period and with the same reinsured quota share percentage shall be referred to as a Cohort.

The reinsured quota share is further subject to the benefit limitations described in the Paragraphs below in this Article I.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                   ARTICLE I

                               SCOPE OF AGREEMENT
                                  (Continued)

D.  [REDACTED]

E. This Agreement covers only the CEDING COMPANY'S contractual liability for claims paid under variable annuity contract forms specified in Schedule A and supported by investment funds specified in Schedule B as it may be amended from time to time, that were submitted to the REINSURER prior to their issuance.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                   ARTICLE II

                   COMMENCEMENT AND TERMINATION OF LIABILITY

A. On reinsurance ceded under the terms of this Agreement, the liability of the REINSURER shall commence simultaneously with that of the CEDING COMPANY. The liability under this Agreement will terminate either:

       1. in accordance with the Duration of Agreement provisions of this Agreement as stated in Article XX; or,

       2. for an individual contract, upon the earliest of the following occurrences defined in the contract(s) reinsured hereunder:

         a.   the date the owner elects to annuitize

         b.  surrender or termination of the contract

         c. the CEDING COMPANY's receipt of due proof of death of a single owner or annuitant where such death triggers the payment of a contractual death benefit, except when spousal continuance has been elected. On spousal continuance election the REINSURER's liability will be terminated upon death of the continuing spouse;

         d. attainment of the maximum annuity commencement date (as described in the contract forms shown in Schedule A), not to exceed age 105.

       3. for an individual contract, due to the anti-selective nature of the dollar-for-dollar withdrawals, reinsurance coverage will cease on the first day of the month following a withdrawal that causes the Account Value of the contract to fall below four-thousand-dollars ($4,000). Once reinsurance coverage ends for a specific contract, it cannot be reinstated under this Agreement.

B. The REINSURER shall be liable to reimburse claims only on those deaths where the actual date of death is on or after May 8, 2000, in accordance with Article VII.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                  ARTICLE III

                         OVERSIGHTS AND CLERICAL ERRORS

A. Should either the CEDING COMPANY or the REINSURER fail to comply with any of the terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the CEDING COMPANY or the REINSURER, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had no such oversight, misunderstanding or clerical error occurred. Such conditions are to be reported promptly after discovery and corrected within an agreed upon time frame.

B. If the CEDING COMPANY or the REINSURER discovers that the CEDING COMPANY did not cede reinsurance on a contract it should have reinsured under this Agreement, the CEDING COMPANY will take reasonable and necessary steps to ensure that similar oversights do not recur. Then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had the CEDING COMPANY ceded such reinsurance at the original date. If the REINSURER receives no evidence that the CEDING COMPANY has taken action to remedy such a situation, the REINSURER reserves the right to limit its liability to reported contracts only.

C. Any negligent or deliberate acts or omissions by the CEDING COMPANY regarding the insurance or reinsurance provided are the responsibility of the CEDING COMPANY and its liability insurer, if any, but not that of the REINSURER. The previous sentence does not negate the REINSURER's liability under Article VII, Settlement of Claims, of this Agreement.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                   ARTICLE IV

                               NET AMOUNT AT RISK

                                   [REDACTED]

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                   ARTICLE V

                              REINSURANCE PREMIUMS

A. The reinsurance premium is a monthly YRT rate which is applied to the REINSURER's quota share percentage of the average MNAR over the reporting period on a contract-by-contract basis, and is equal to one-twelfth (1/12th) of one-hundred percent (100%) of the 1994 Variable Annuity MGDB Mortality Table (Exhibit I) which is the 1994 GAM Basic Table increased by ten percent (10%) for margins and contingencies, without projection. The reinsurance premium is subject to minimum and maximum asset-based premium rate levels which vary by age at issue or at the time the Optional Death Benefit (ODB) is elected. ODB elections that occur post issue date, shall be reinsured hereunder only if this Agreement is open for New Business at the time of election. Further, for ODB elections issue age is understood to mean attained age at election.

     Note: For reinsurance premium calculation purposes, for the SECEP, the issue age is defined as the attained age at time of exchange to a new contract. For the TCEP, the issue age is defined as the attained age on the date the contract is rolled over.

B. The minimum and maximum asset-based premium rates vary by exchange program and benefit design and shall be applied to the greater of the average aggregate GMDB value and the average aggregate account value in force over the reporting period multiplied by the quota-share percentage reinsured by the REINSURER, subject to the maximum MNAR cap set forth in Article IV. The reporting period is monthly.

C.  [REDACTED]

D. The annualized reinsurance premium rates are shown in Exhibit II and are expressed in terms of basis points. In practice, they shall be applied on a monthly basis by utilizing one-twelfth (1/12th) of the annualized rates.

E. The YRT rate and the minimum/maximum asset-based premium rates shall be based on the oldest person of a multiple life status.

F. The reinsurance premium structure described above shall remain in effect as long as the death benefit design, contract fees, mortality and expense charges, administration fees and surrender charges in effect at the inception of this Agreement remain unchanged.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                   ARTICLE VI

                           REINSURANCE ADMINISTRATION

A. Within thirty (30) days of the end of each calendar month, the CEDING COMPANY will furnish the REINSURER with a seriatim electronic report as detailed in Schedule C, for each contract specified in Schedule A, valued as of the last day of that month.

B. Additionally, within thirty (30) days of the end of each calendar month, the CEDING COMPANY will furnish the REINSURER with a separate report summarizing the following:

       1 reinsurance premiums due to the REINSURER separate for each premium class as shown in Exhibit II

       2 benefit claim reimbursements due to the CEDING COMPANY in total and broken down by VNAR and SCNAR

C. If the net balance is due to the REINSURER, the amount due shall be remitted with the report statement. If the net balance is due to the CEDING COMPANY, the REINSURER shall remit the amount to the CEDING COMPANY within ten (10) days of receipt of the report.

D. Within thirty (30) days of receipt by the REINSURER of the seriatim file, described in Paragraph A of this Article, for the ending month in a calendar quarter, the REINSURER shall determine the actual quota share for the quarter, as described in Article I. Upon calculation, if the quota share is less than the quota share set forth in Schedule A, then a true-up of reinsurance premiums and/or claim amounts paid for new exchanges in the months of the calendar quarter will be calculated and reimbursed to the CEDING COMPANY or REINSURER accordingly. The quota share percentage that attaches to a policy as a result of this calculation will remain unchanged for the duration that reinsurance hereunder remains in force on the policy. The initial quota share calculation and true-up, if any, will cover the period May 8, 2000 through September 30, 2000.

E. Furthermore, the REINSURER will use the summary data in Schedule C to calculate and monitor its maximum annual aggregate VNAR liability throughout the calendar year. Upon the receipt of the final report for the calendar year, the REINSURER will "true-up" benefit claim reimbursements, if necessary, from the prior calendar year.

F.  Other

       1 The REINSURER and the CEDING COMPANY reserve the right to charge interest on the net balance if (a) below occurs. The REINSURER reserves the right to charge interest on the net balance if (b) below occurs. Such interest shall be based on the ninety (90) day Federal Government Treasury Bill as first published by the Wall Street Journal in the month following the end of the billing period plus fifty (50) basis points. The method of calculation shall be simple interest (360-day year) and applied as follows:

         (a) the net balance due the REINSURER or the CEDING COMPANY is not paid within sixty (60) days of the due date shown on the statement

         (b) the premiums for first year business are not paid within one-hundred-eighty (180) days of the effective date of the contract

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                   ARTICLE VI

                           REINSURANCE ADMINISTRATION
                                  (Continued)

       2 The party to whom the net balance is owed will have the right to terminate this Agreement when net balance payments are not paid for one hundred and eighty (180) days from the effective date of the policy for new business or anniversary date for renewals, by giving ninety (90) days written notice of termination to the other party. As of the close of the last day of this ninety (90) day notice period, the REINSURER's liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate. The first day of the ninety (90) day notice of termination will be the day the notice is received in the mail by the party in default or if the mail is not used, the day it is delivered to the party in default. If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect.

       3 Payments between the CEDING COMPANY and the REINSURER may be paid net of any amount due and unpaid under this Agreement.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                  ARTICLE VII

                              SETTLEMENT OF CLAIMS

A. The claims, as set forth in Article IV, that are eligible for reimbursement are only those that the CEDING COMPANY is contractually required to pay on deaths that occur on or after the Effective Date of this Agreement and subject to benefit limitations as described in Article I.

B. In the event the CEDING COMPANY provides satisfactory proof of claim liability to the REINSURER, claim settlements made by the CEDING COMPANY shall be unconditionally binding on the REINSURER. In every case of claim, copies of the proofs obtained by the CEDING COMPANY will be taken by the REINSURER as sufficient.

C. Within thirty (30) days of the end of each calendar month, the CEDING COMPANY shall notify the REINSURER of the reinsured contractual death benefits paid in that month, based on the net amount at risk definition set forth in Article IV, and the REINSURER shall reimburse the CEDING COMPANY, as provided in Article VI, for the reinsured benefits.

D. Settlements by the REINSURER shall be in a lump sum regardless of the mode of payment made by the CEDING COMPANY.

E. In no event will the REINSURER participate in punitive or compensatory damages, which are awarded against the CEDING COMPANY as a result of an act, omission or course of conduct committed solely by the CEDING COMPANY in connection with the insurance reinsured under this Agreement. The REINSURER shall, however, pay its share of statutory penalties awarded against the CEDING COMPANY in connection with insurance reinsured under this Agreement if the REINSURER elected to join in the contest of the coverage in question.

The parties recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed situations in which the REINSURER was an active party and directed, consented to, or ratified the act, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of the extra-contractual damages, other than statutory damages. In such situations, the REINSURER and the CEDING COMPANY shall share such damages so assessed, in equitable proportions. For the purposes of this provision, the following definitions will apply:

       - "PUNITIVE DAMAGES" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute

       - "STATUTORY PENALTIES" are those amounts awarded as a penalty, but fixed in amount by statute

       - "COMPENSATORY DAMAGES" are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty, nor fixed in amount by statute

If the REINSURER declines to be party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY it declines to be a party.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  ARTICLE VII

                              SETTLEMENT OF CLAIMS
                                  (continued)

F. In no event will the REINSURER be liable for expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits, provided the REINSURER makes payment of the amount of reinsurance to the CEDING COMPANY, as described in the above paragraph.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  ARTICLE VIII

                               REINSURANCE CREDIT

It is the intention of both the REINSURER and the CEDING COMPANY that the CEDING COMPANY qualify for reinsurance credit in all States for reinsurance ceded hereunder. The REINSURER, at its sole cost and expense, shall do all that is necessary to comply with the insurance laws and regulations of all States in order to enable the CEDING COMPANY to take credit for the reinsurance ceded hereunder, including, but not limited to, the purchase of a letter of credit and the delivery of any reports required thereunder.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   ARTICLE IX

                              RECAPTURE PRIVILEGES

The CEDING COMPANY may recapture existing reinsurance in force in accordance with the following rules:

A. The CEDING COMPANY will notify the REINSURER of its intent to recapture at least ninety (90) days prior to any recaptures.

B. No recapture will be made unless reinsurance has been in force for fifteen
(15) years.

C. Recapture will only be available provided the total carry-forward, upon the release of reserves, is in a positive position. The total carry-forward is defined as the sum of the carry-forwards of this Agreement and the complementary GMIB Agreement, if any, that reinsures the same related contracts.

D. The carry-forward for each Agreement is defined as the current period's reinsurance premium, minus all reinsurance claims paid under this Agreement, minus a two-and-one-half (2.5) basis points annual expense allowance applied against the average aggregate Account Value, minus the change in treaty reserves, plus last period's loss carry-forward. The carry-forward amount is accumulated at the ninety (90) day Federal Government Treasury Bill rate as published in the Wall Street Journal on the first business day of the current period plus two percent (2%).

E. Upon election, recapture shall occur ratably over a thirty-six (36) month period (i.e., every month the initial quota-share percentage reduces 2.78% times the initial quota-share percentage). It is irrevocable once elected.

F. It is the responsibility of the REINSURER to determine the carry-forward, based on the method described above.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   ARTICLE X

                             INSPECTION OF RECORDS

A. The REINSURER, or its duly appointed representatives, shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the CEDING COMPANY all records referring to reinsurance ceded to the REINSURER.

B. Relating to the business reinsured hereunder, the CEDING COMPANY or its duly appointed representatives shall have the right at all reasonable times and for any reasonable purpose, to inspect at the office of the REINSURER all records referring to reinsurance ceded from the CEDING COMPANY.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                   ARTICLE XI

                                   INSOLVENCY

A. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable on the basis of the liability of the CEDING COMPANY on the policies reinsured directly to the CEDING COMPANY or its liquidator, receiver or statutory successor without diminution because of the insolvency of the CEDING COMPANY.

B. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver or statutory successor will, within a reasonable time after the claim is filed in the insolvency proceeding, give written notice to the REINSURER of all pending claims against the CEDING COMPANY or any policies reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver or statutory successor. The expenses incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expenses will be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the CEDING COMPANY.

C. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the REINSURER or CEDING COMPANY with respect to this Agreement are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid. However, in the event of liquidation, the REINSURER may offset against undisputed amounts which are due and payable to the CEDING COMPANY, only those undisputed amounts due the REINSURER which are not more than one-hundred-eighty (180) days past due at the date of the court order of liquidation.

D. In the event of insolvency of the REINSURER, the CEDING COMPANY may recapture immediately all ceded benefits upon written notice to the REINSURER, its liquidator, receiver or statutory successor. The CEDING COMPANY shall also have a claim on the REINSURER for any reinsurance credit amounts including reserves, unearned premiums and other amounts due the CEDING COMPANY on such reinsurance, at the date of recapture.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  ARTICLE XII

                                  NEGOTIATION

A. Within ten (10) days after one of the parties has given the other the first written notification of a specific dispute, each party will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

B. If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the parties will agree to submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional thirty (30) days.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  ARTICLE XIII

                                  ARBITRATION

A. It is the intention of the CEDING COMPANY and the REINSURER that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If after the negotiation required by Article XII, the REINSURER or the CEDING COMPANY cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There will be no appeal of their decision, and any court having jurisdiction of the subject matter and the parties, may reduce that decision to judgement.

B. To initiate arbitration, either the REINSURER or the CEDING COMPANY will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies or affiliates thereof. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within thirty (30) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within thirty (30) days of their appointment, then the appointment of said arbitrator shall be left to the President of the American Arbitration Association. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by majority of votes.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article.

E. The arbitration hearing will be held on the date fixed by the arbitrators in New York City. In no event will this date be later than three (3) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments they will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. Each party may examine any witnesses who testify at the arbitration hearing.

F. The cost of arbitration will be divided between the parties, unless the arbitrators decide otherwise.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  ARTICLE XIV

                          RIGHT TO OFFSET BALANCES DUE

The CEDING COMPANY and the REINSURER shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assignees, against balances due to the other party under this Agreement provided such amounts are not in dispute in accordance with Article
VI. This right of offset shall not be affected or diminished because of the insolvency of either party to this Agreement.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

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                                   ARTICLE XV

                          CONTRACT AND PROGRAM CHANGES

A. The CEDING COMPANY may amend, substitute, add or delete variable investment funds to the investment options supporting the annuity contract as described in the contract general provisions. No such change will be made by the CEDING COMPANY without prior notification to the REINSURER and without the prior approval of the Securities and Exchange Commission, if necessary. The CEDING COMPANY agrees to maintain at all times a satisfactory selection of core investment options with characteristics similar to those listed in Schedule B.

B. The CEDING COMPANY shall also give the REINSURER advance notice of any other changes to its annuity product design and/or death benefit design, its contract level and fund level fees and charges, its distribution systems and/or methods, or the addition of any riders to any contract forms reinsured hereunder.

C. Should any such change, as stated above, result in a change in the underlying risk, the REINSURER shall have the right to modify, for that product line only, the premium rates by an amount which would reflect the change(s) made to the contracts in order to restore the REINSURER to its original position. In the event that reconciliation cannot be addressed via a change in premiums, changes in other areas may be required and will be subject to mutual agreement.

D. The reinsurance premium structure described above shall remain in effect as long as the death benefit design, contract fees, mortality and expense charges, administration fees and contingent deferred sales charges in effect at the inception of this Agreement remain unchanged.

E. The CEDING COMPANY agrees to provide the REINSURER with all contractholder communications as though the REINSURER were a contractholder in the State of Delaware. Such communication includes any items required to be submitted by the Securities and Exchange Commission or the State of Delaware including but not limited to the prospectus and any supplements thereto.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  ARTICLE XVI

                                CONFIDENTIALITY

A. This Agreement incorporates the confidentiality agreement previously agreed to between the parties on October 14, 1998 (the "Confidentiality Agreement") a copy of which is attached hereto as Exhibit IV and hereby incorporated herein All matters with respect to this Agreement require the utmost good faith of both parties. Both the CEDING COMPANY and the REINSURER shall, in accordance with the terms of the Confidentiality Agreement, hold confidential and not disclose or make competitive use of any shared Confidential Information of the other party (as such term is defined in the Confidentiality Agreement), unless otherwise agreed to in writing, or unless the information otherwise becomes publicly available (other than through the fault of the other party or its agents) by means other than by either party of their agents, or unless the disclose is required for retrocession purposes, has been mandated by law, or is duly required by external auditors.

B. The CEDING COMPANY and the REINSURER agree that all facts or information received by any party related to a contract owner shall remain confidential, unless such facts or information is required to be disclosed by any regulatory authority or court of competent jurisdiction.

For purposes of this Agreement, Personal Information means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records.

All parties agree to use and disclose Personal Information only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). If any party hereto outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  ARTICLE XVII

                                 MISCELLANEOUS

A. This Agreement shall constitute the entire Agreement between the parties with respect to business reinsured hereunder. There is no understanding between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by Amendment to the Agreement and signed by both parties.

B. Any notice or communication given pursuant to this Reinsurance Agreement must be in writing and 1) delivered personally, 2) sent by facsimile or other similar transmission to a number specified in writing by the recipient, 3) delivered by overnight express, or 4) sent by Registered or Certified Mail, Postage Prepaid, Return Receipt Requested, as follows:

If to CEDING COMPANY:      Hartford Life and Annuity
                           200 Hopmeadow Street
                           Simsbury, CT 06089
                           Attn: Corporate Actuary
With a copy to:            Attn: General Counsel

If to the REINSURER:       AXA Corporate Solutions Life Reinsurance Company
                           17 State Street, 32nd Floor
                           New York, NY 10004
                           Attn: Life Reinsurance Treaty Officer

All notices and other communications required or permitted under this Reinsurance Agreement that are addressed as provided in this Section will 1) if delivered personally or by overnight express, be deemed given upon delivery; 2) if delivered by facsimile transmission or other similar transmission, be deemed given when electronically confirmed, and 3) if sent by Registered or Certified mail, be deemed given when marked Postage Prepaid by the sender's terminal. Any party from time-to-time may change its address, but no such notice of change will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

C. This Agreement shall be binding to the parties and their respective successors and permitted assignees. This Agreement may not be assigned by either party without the written consent of the other. This Agreement may be modified or amended only by an Amendment duly executed and delivered on behalf of each party by its respective duly authorized officers.

D. This Agreement is an indemnity reinsurance agreement solely between the CEDING COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the annuitant, owner, beneficiary or any other party under any contracts of the CEDING COMPANY which may be reinsured hereunder; the CEDING COMPANY shall be and remain solely liable to such parties under such contracts reinsured hereunder.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                 ARTICLE XVIII

                                  SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  ARTICLE XIX

                                    DAC TAX
               TREASURY REGULATION SECTION 1.848-2(g)(8) ELECTION

The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to the Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code 1986, as amended. This election shall be effective for 1993 and all subsequent taxable years for which this Agreement remains in effect.

A. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.

B. The terms used in this Article are defined by reference to Treasury Regulations Section 1.848-2 in effect as of December 29, 1992.

C. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of IRC
Section 848(c)(1).

D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information, which may be otherwise required by the IRS.

E. The CEDING COMPANY will submit to the REINSURER by April 1st of each year, a schedule of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

F. The REINSURER may contest such calculation by providing an alternate calculation to the CEDING COMPANY in writing within thirty (30) days of the REINSURER's receipt of the CEDING COMPANY's calculation. If the REINSURER does not notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER's tax return for the previous calendar year.

G. If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the REINSURER submits its alternate calculation. If the REINSURER and CEDING COMPANY reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   ARTICLE XX

                             DURATION OF AGREEMENT

A. This Agreement shall be unlimited as to its duration but may be reduced or terminated as provided in this Article, below.

B. This Agreement shall be open for new business for a minimum of two (2) years as measured from the Effective Date of this Agreement. Anytime on or after the second anniversary of this Agreement, and upon one-hundred-eighty (180) days written notice, either the CEDING COMPANY or the REINSURER may cancel this Agreement for new business unilaterally or amend the terms of reinsurance for new business by mutual agreement. The facility may be renewed thereafter, subject to mutually accepted terms.

C. The terms of this Agreement may be altered due to the actual insolvency (either party is in the liquidation process) of the REINSURER or the CEDING COMPANY.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  ARTICLE XXI

                             EXECUTION OF AGREEMENT

This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof signed by less than both, but together signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of May 8, 2000.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Charles N. Vest                       Date:  December 12, 2001
         ----------------------------------------
         Name/Title Charles N. Vest, Vice
         President

Attest:  /s/ Daniel R. Guilbert
         ----------------------------------------
         Name/Title Daniel R. Guilbert, Assistant
         Actuary

AXA RE LIFE INSURANCE COMPANY (now known as AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY as of September 14, 2000)

By:      /s/ Michael W. Pado                       Date:  03 December, 2001
         ----------------------------------------
         Michael W. Pado, President

By:      /s/ Josee DeRoy
         ----------------------------------------
         Josee DeRoy, Vice President

Attest:  /s/ Julia Cornely
         ----------------------------------------
         Julia Cornely, Assistant Vice President

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   SCHEDULE A

                              PLANS OF REINSURANCE

A.  [REDACTED]

B. Issue Dates: Covers policies exchanged under the SECEP or TCEP on or after May 8, 2000

C.  GMDB Reinsured:

       - GMDB associated with the Hartford Deferred Variable Annuity Exchange Programs.

       - Basic Benefit for issue ages 0-79: Maximum Anniversary Value is the highest Contract Anniversary Value prior to the deceased's death and 81st birthday increased by premiums and reduced by gross partial surrenders since that anniversary. Note: The maximum Anniversary Value will be reduced by any Payment Enhancements credited in the 12 months prior to the date of calculation of the death benefit.

       - Basic Benefit for issue ages 80-90: 100% premiums minus gross partial surrenders.

       - Optional Enhanced Benefit for issue ages 0-75: Greater of the Basic Benefit and 5% Roll-up of premium to deceased's death or 81st birthday, reduced by partial surrender adjustments, subject to a cap of 200% of premiums less partial surrender adjustments. On or after the 81st birthday, the Roll up amount is increased by premiums and reduced by any partial surrender adjustments.

D.  The Product Exchange Programs:

     SEC Exchange Program (SECEP)

     Contracts electing to be part of the SECEP must satisfy the following conditions and will be treated as new issues (i.e. new issue date set to Exchange Date):

         -   The contract has been in force for a minimum of 7 years, and

              1. No premiums were paid in the 24 month period prior to the date of the exchange; or

              2. The Contingent Deferred Sales Charge (CDSC) at the time of exchange is less than 2% of the contract value.

         - The attained age of the owner(s) and annuitant(s) is age 85 or younger

     Time-Crediting Exchange Program (TCEP)

     Contracts electing to be part of the TCEP must satisfy the following conditions but will not be treated as new issues (i.e. original issue date is maintained):

         -   The contract has been in force for a minimum of 7 years.

         -   The in force contract must have Edward Jones as the firm of record.

                                                   CONTINUED ON NEXT PAGE. . . .

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   SCHEDULE A

                              PLANS OF REINSURANCE
                                  (Continued)

E. Related Contracts:

     (SECEP)

     The related contracts under the exchange program are, DIRECTOR 2-5 VARIABLE ANNUITY TO:

         -   The Director 7 Variable Annuity (HV-2329-1)

         -   The AmSouth Variable Annuity (AMSTHPROS-5-99)

         -   The BB&T Director Variable Annuity (HV-2137-5)

         -   The Director Choice Variable Annuity (HV-2297-2)

         -   The Director Select Variable Annuity (HV-2332-1)

     PUTNAM HARTFORD CAPITAL MANAGER 1-4 VARIABLE ANNUITY TO:

         -   Putnam Hartford Capital Manager 6 Variable Annuity

     (TCEP)

     The related contracts under the exchange program are, DIRECTOR 1-5 VARIABLE ANNUITY to:

         -   The Director 7 Variable Annuity (HV-2329-1)

     PUTNAM HARTFORD CAPITAL MANAGER 1-4 VARIABLE ANNUITY TO:

         -   Putnam Hartford Capital Manager 6 Variable Annuity

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   SCHEDULE B

                                INVESTMENT FUNDS

The Director Variable Annuities

     Hartford Bond Fund
     Hartford Stock Fund
     Hartford Money Market Fund
     Hartford Advisers Fund
     Hartford Capital Appreciation Fund
     Hartford Mortgage Securities Fund
     Hartford Index Fund
     Hartford International Opportunities Fund
     Hartford Dividend and Growth Fund
     Hartford International Advisers Fund (now known as Hartford Global Advisers Fund as of 5/1/01)
     Hartford MidCap Fund (closed to new money 6/29/01)
     Hartford Small Company Fund
     Hartford Growth and Income Fund
     Hartford Global Leaders Fund
     Hartford High Yield Fund
     Hartford Global Health Fund
     Hartford Global Technology Fund
     Hartford MidCap Value Fund (5/1/01)
     Hartford International Capital Appreciation Fund (5/1/01)
     Hartford International Small Company Fund (5/1/01)
     Hartford Value Fund (5/1/01)
     Hartford Global Financial Services Fund (5/1/01)
     Hartford Global Communications Fund (5/1/01)
     Hartford Focus Fund (5/1/01)

                                                   CONTINUED ON NEXT PAGE. . . .

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                         SCHEDULE B -- INVESTMENT FUNDS
                                  (continued)

The Director Choice Variable Annuity

     Mitchell Hutchins Growth and Income Fund
     Mitchell Hutchins Strategic Income Fund (closed to new money 10/16/00) Mitchell Hutchins Tactical Allocation Fund
     Hartford Advisers Fund
     Hartford Bond Fund
     Hartford Capital Appreciation Fund
     Hartford Dividend and Growth Fund
     Hartford Global Leaders Fund
     Hartford Growth and Income Fund
     Hartford High Yield Fund
     Hartford Index Fund
     Hartford International Advisers Fund (now known as Hartford Global Advisers Fund as of 5/1/01)
     Hartford International Opportunities Fund
     Hartford MidCap Fund (closed to new money 6/29/01)
     Hartford Money Market Fund
     Hartford Mortgage Securities Fund
     Hartford Small Company Fund
     Hartford Stock Fund
     Hartford Global Health Fund
     Hartford Global Technology Fund
     Hartford MidCap Value Fund (5/1/01)
     Hartford International Capital Appreciation Fund (5/1/01)
     Hartford International Small Company Fund (5/1/01)
     Hartford Value Fund (5/1/01)
     Hartford Global Financial Services Fund (5/1/01)
     Hartford Global Communications Fund (5/1/01)
     Hartford Focus Fund (5/1/01)

                                                   CONTINUED ON NEXT PAGE. . . .

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                         SCHEDULE B -- INVESTMENT FUNDS
                                  (continued)

The Director Select Variable Annuity

     Evergreen Capital Growth Fund
     Evergreen Foundation Fund
     Evergreen Growth Fund
     Evergreen Omega Fund
     Evergreen Perpetual International Fund
     Evergreen Special Equity Fund
     Hartford Bond Fund
     Hartford Stock Fund
     Hartford Money Market Fund
     Hartford Advisers Fund
     Hartford Capital Appreciation Fund
     Hartford Mortgage Securities Fund
     Hartford Index Fund
     Hartford International Opportunities Fund
     Hartford Dividend and Growth Fund
     Hartford International Advisers Fund (now known as Hartford Global Advisers Fund as of 5/1/01)
     Hartford MidCap Fund (closed to new money 6/29/01)
     Hartford Small Company Fund
     Hartford Growth and Income Fund
     Hartford Global Leaders Fund
     Hartford High Yield Fund
     Hartford Global Health Fund
     Hartford Global Technology Fund
     Hartford MidCap Value Fund (5/1/01)
     Hartford International Capital Appreciation Fund (5/1/01)
     Hartford International Small Company Fund (5/1/01)
     Hartford Value Fund (5/1/01)
     Hartford Global Financial Services Fund (5/1/01)
     Hartford Global Communications Fund (5/1/01)
     Hartford Focus Fund (5/1/01)

                                                   CONTINUED ON NEXT PAGE. . . .

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                         SCHEDULE B -- INVESTMENT FUNDS
                                  (continued)

Putnam Hartford Capital Manager Variable Annuity

     Putnam VT American Government Income Fund
     Putnam VT Asia Pacific Growth Fund
     Putnam VT Capital Appreciation Fund (11/1/00)
     Putnam VT Diversified Income Fund
     Putnam VT Global Asset Allocation Fund
     Putnam VT Global Growth Fund
     Putnam VT Growth and Income Fund
     Putnam VT Growth Opportunities Fund
     Putnam VT Health Sciences Fund
     Putnam VT High Yield Fund
     Putnam VT Income Fund
     Putnam VT International Growth Fund
     Putnam VT International Growth and Income Fund
     Putnam VT International New Opportunities Fund
     Putnam VT Investors Fund
     Putnam VT Money Market Fund
     Putnam VT New Opportunities Fund
     Putnam VT New Value Fund
     Putnam VT OTC & Emerging Growth Fund
     Putnam VT Research Fund
     Putnam VT Small Cap Fund
     Putnam VT Technology Fund (7/17/00)
     Putnam VT The George Putnam Fund of Boston
     Putnam VT Utilities Growth and Income Fund
     Putnam VT Vista Fund
     Putnam VT Voyager Fund
     Putnam VT Voyager II Fund (11/1/00)

                                                   CONTINUED ON NEXT PAGE. . . .

Hartford Life and Annuity, Agreement No. 2000-24NYDB
Effective May 8, 2000

                         SCHEDULE B -- INVESTMENT FUNDS
                                  (continued)

The AmSouth Variable Annuity

     AmSouth Equity Income Fund
     AmSouth Select Equity Fund
     AmSouth Capital Growth Fund (5/1/01)
     Hartford Bond Fund
     Hartford Stock Fund
     Hartford Money Market Fund
     Hartford Advisers Fund
     Hartford Capital Appreciation Fund
     Hartford Mortgage Securities Fund
     Hartford Index Fund
     Hartford International Opportunities Fund
     Hartford Dividend and Growth Fund
     Hartford International Advisers Fund (now known as Hartford Global Advisers Fund as of 5/1/01)
     Hartford MidCap Fund (closed to new money 6/29/01)
     Hartford Small Company Fund
     Hartford Growth and Income Fund
     Hartford Global Leaders Fund
     Hartford High Yield Fund
     Hartford Global Health Fund
     Hartford Global Technology Fund
     Hartford MidCap Value Fund (5/1/01)
     Hartford International Capital Appreciation Fund (5/1/01)
     Hartford International Small Company Fund (5/1/01)
     Hartford Value Fund (5/1/01)
     Hartford Global Financial Services Fund (5/1/01)
     Hartford Global Communications Fund (5/1/01)
     Hartford Focus Fund (5/1/01)

                                                   CONTINUED ON NEXT PAGE. . . .

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                         SCHEDULE B -- INVESTMENT FUNDS
                                  (continued)

The BB&T Director Variable Annuity

     BB&T Growth and Income Fund
     BB&T Capital Manager Aggressive Growth Fund (5/1/01)
     Hartford Bond Fund
     Hartford Stock Fund
     Hartford Money Market Fund
     Hartford Advisers Fund
     Hartford Capital Appreciation Fund
     Hartford Mortgage Securities Fund
     Hartford Index Fund
     Hartford International Opportunities Fund
     Hartford Dividend and Growth Fund
     Hartford International Advisers Fund (now known as Hartford Global Advisers Fund as of 5/1/01)
     Hartford MidCap Fund (closed to new money 6/29/01)
     Hartford Small Company Fund
     Hartford Growth and Income Fund
     Hartford Global Leaders Fund
     Hartford High Yield Fund
     Hartford Global Health Fund
     Hartford Global Technology Fund
     Hartford MidCap Value Fund (5/1/01)
     Hartford International Capital Appreciation Fund (5/1/01)
     Hartford International Small Company Fund (5/1/01)
     Hartford Value Fund (5/1/01)
     Hartford Global Financial Services Fund (5/1/01)
     Hartford Global Communications Fund (5/1/01)
     Hartford Focus Fund (5/1/01)

Hartford Life And Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   SCHEDULE C

                             SUGGESTED DATA LAYOUT

FIELD DESCRIPTION                                         COMMENTS
-----------------------------------------------------------------------------
Annuitant's ID:                                Last Name
                                               First Name
                                               Middle Name
Sex                                            M or F
Date of Birth                                  YYYYMMDD
Social Security No. / Social Insurance No.
Joint Annuitant's ID:                          Last Name If Applicable
                                               First Name
                                               Middle Name
Sex                                            M or F
Date of Birth                                  YYYYMMDD
Social Security No. / Social Insurance No.     YYYYMMDD
Owner's ID:                                    Last Name If Applicable
                                               First Name
                                               Middle Name
Sex                                            M or F
Date of Birth                                  YYYYMMDD
Social Security No. / Social Insurance No.
Joint Owner's ID:
                                               Last Name If Applicable
                                               First Name
Sex                                            Middle Name
Date of Birth                                  M or F
Social Security No. / Social Insurance No.     YYYYMMDD
Policy Number
Policy Issue Date                              YYYYMMDD (Exchange Program
                                               Date for SECEP, original issue
                                               Date for TCEP)
Exchange Program Date                          YYYYMMDD
SECEP/TCEP Identifier                          S=SECEP
                                               T1=TCEP (Edward Jones)
                                               T2=TCEP (other distribution
                                               channels)
                                               T3=etc.
Policy Issue Status                            NI=True New Issue, SC=Spousal
                                               Continuance.
                                               EX=1035 Exchange, EP=Exchange
                                               Program
Tax Status                                     Qualified (Q), or
                                               Non-qualified (N)

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   SCHEDULE C
                             SUGGESTED DATA LAYOUT
                                  (continued)

FIELD DESCRIPTION                                         COMMENTS
-----------------------------------------------------------------------------
GMDB SECTION
Mortaltiy Risk Definition Indicator            AV = VNAR; CV = VNAR + SCNAR
Death Claim Trigger                            A = Annuitant, O = Owner, 1 =
                                               1st to die, 2 = 2nd to die
                                               (e.g., A2 = payable upon death
                                               of second of joint annuitants)
Current Ratchet Value                          If Applicable
Current Reset Value                            If Applicable
Current Rollup Value                           If Applicable
Current Return of Premium Value                If Applicable
Minimum Guaranteed Death Benefit
Contract Death Benefit                         Greater of Account Value and
                                               Minimum Guaranteed Death
                                               Benefit
Mortality Risk             VNAR                Max [Contractual Death Benefit
                                               -Account Value), 0]
                          SCNAR                Surrender Charge, if
                                               applicable
Quarter Cohort                                 01=First, 02=Second,...,
                                               08=Eight Quarter
Quarter Cohort Quota Share                     Percentage reinsured by AXA

GMIB SECTION
GMIB Indicator                                 Y = benefit elected, N =
                                               benefit not elected. NA=not
                                               applicable
Income Benefit Elected                         01 = option 1, 02 = option 2,
                                               etc.
Expiration of Waiting Period                   YYYYMMDD
GMIB Annultization Date                        YYYYMMDD - actual date
Most Recent GMIB Step-up / Reset Date          YYYYMMDD, if applicable
Cancellation Date                              YYYYMMDD, if applicable
Pricing Cohort Indicator
IBB Amount
GMIB IBNAR Amount                              Calculated using an Individual
                                               life annuity form with 10
                                               years certain

Treasury Rate                                  Used in IBNAR calculation

GMAB SECTION
GMAB Indicator                                 Y = benefit elected, N =
                                               benefit not elected, NA=not
                                               applicable
Accumulation Benefit Elected                   01 = option 1, 02 = option 2,
                                               etc.
Maturity Date                                  YYYYMMDD
Most Recent GMAB Step-up / Rollover Date       YYYYMMDD, if applicable
Cancellation Date                              YYYYMMDD, if applicable
Pricing Cohort Indicator
GMAB Guaranteed Value                          Current Value
GMAB NAR                                       Max [(GMAB Guaranteed Value -
                                               Account Value), 0]
Account Value                                  Current total value
Surrender Charge                               If reinsured
Cumulative Deposits                            Total premiums
Cumulative Withdrawals                         Total withdrawals

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   SCHEDULE C

                             SUGGESTED DATA LAYOUT
                                  (continued)

FIELD DESCRIPTION                                         COMMENTS
--------------------------------------------------------------------------------
Funding Vehicle Values:
 "MorningStar" designations (US)
Aggressive Growth
Balanced
Corporate Bond
Government Bond
Growth
Growth and Income
High Yield Bond
International Bond
International Stock
Money Market
Specialty Fund
Fixed Account
Dollar Cost Averaging

Note: total of funding vehicles should equal account value.

TERMINATION INFORMATION:

Termination Date                     YYYYMMDD, If applicable
Reason for termination (O).          Death (D), Annuitization (A), 1035 Exchange
                                     (X), GMIB Election (I), Other
Cause of Death                       If applicable. Use your Cause of Death
                                     code, and provide translation
Summary Information:                 For reconciliation purposes (may be paper
                                     summary)
Total number of records              Monthly aggregate Information by GMDB
                                     Design, GMLB Design, and Annuity Product or
                                     Pricing Cohort (if applicable)
Total of each dollar field           Monthly aggregate information by GMDB
                                     Design, GMLB Design, and Annuity Product or
                                     Pricing Cohort (if applicable)

Note: All values to nearest dollar

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   EXHIBIT I

                   1994 VARIABLE ANNUITY MGDB MORTALITY TABLE
                          (APPLIED AGE LAST BIRTHDAY)

                                   [REDACTED]

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   EXHIBIT II

                              REINSURANCE PREMIUMS

                                   [REDACTED]

*   The current maximum premium rate shall be in effect for a minimum of twenty
    (20) years from the Effective Date of this Reinsurance Agreement. Thereafter, it may be increased based on expected experience but not beyond the stated guaranteed maximum rates shown.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   EXHIBIT II

                              REINSURANCE PREMIUMS
                                  (Continued)

                                   [REDACTED]

*   The current maximum premium rate shall be in effect for a minimum of twenty
    (20) years from the Effective Date of this Reinsurance Agreement. Thereafter, it may be increased based on expected experience but not beyond the stated guaranteed maximum rates shown.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   EXHIBIT II

                              REINSURANCE PREMIUMS
                                  (Continued)

                                   [REDACTED]

*   The current maximum premium rate shall be in effect for a minimum of twenty
    (20) years from the Effective Date of this Reinsurance Agreement. Thereafter, it may be increased based on expected experience but not beyond the stated guaranteed maximum rates shown.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   EXHIBIT II

                              REINSURANCE PREMIUMS
                                  (Continued)

TIME-CREDITED EXCHANGE PROGRAM TO PUTNAM HARTFORD CAPITAL MANAGER 6

[REDACTED]

*   The current maximum premium rate shall be in effect for a minimum of twenty
    (20) years from the Effective Date of this Reinsurance Agreement. Thereafter, it may be increased based on expected experience but not beyond the stated guaranteed maximum rates shown.

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                  EXHIBIT III

                            BENEFIT LIMITATION RULE

                                   [REDACTED]

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                   EXHIBIT IV

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

Hartford Life and Annuity, Agreement No. 2000-24DB
Effective May 8, 2000

                                     [LOGO]
                                      LIFE
                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement ("Agreement") made as of 14 October, 1898 by and between AXA Re Life Insurance Company ("AXA Re"), a life insurance company organized and existing under the laws of the State of Delaware, and Hartford Life Insurance Company ("Company"), a corporation organized and existing under the laws of the State of Connecticut.

WHEREAS, the parties hereto intend to disclose, both orally and in writing, certain confidential and proprietary Information ("Confidential Information") to each other, and to the designated Affiliates and representatives of each other, In furtherance of evaluating the possibility of entering into a reinsurance program between AXA Re and the company covering various guaranteed benefits within new and/or inforce variable annuity and/or variable life contracts that Incorporate Company Confidential Information; and

WHEREAS, the parties wish to protect certain Confidential Information which may be disclosed between them, particularly regarding AXA Re's program for reinsuring variable annuity contracts.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto acknowledge and agree that the Confidential Information disclosed hereunder is confidential, proprietary and trade secret to the disclosing party and is disclosed to the receiving party on a confidential basis under this Agreement, to be used only as expressly permitted by the terms and conditions of this Agreement. Title to the Confidential Information will remain at all times in the disclosing party and no transfer of any interest is either expressly granted or implied.

CONFIDENTIAL INFORMATION

As used in this Agreement, the term "Confidential Information" includes but is not limited to the following items, whether existing now or created in the future; (a) all Knowledge or Information concerning the business, operations and assets of the parties hereto and their respective Subsidiaries and Affiliates which is not readily available to the public, such as internal operating procedures; investment strategies; sales data and customer lists; financial plans, projections and reports; and insurance and investment company programs, plans and products; (b) all property owned, licensed and/or developed by or for the parties, their Subsidiaries or Affiliates or their respective clients and not readily available to the public, such as computer systems, programs, software and devices, plus information about the design, methodology and documentation therefore (c) information, materials, products or any other tangible or intangible assets in the possession or the control of the parties or their Subsidiaries or Affiliates which is proprietary to, or confidential to or about, any other person or entity; (d) proprietary or confidential information obtained from persons or entities conducting business with the parties or their Subsidiaries or Affiliates in any capacity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

                                     [LOGO]
                                      LIFE

Without limiting the generality of the foregoing: (a) Confidential information of AXA Re shall include, without limitation, all information with respect to AXA Re's program for reinsuring variable annuities and/or variable life insurance, any actuarial, pricing and financial information provided by AXA Re or its Affiliated companies to the Company, and all information conveyed orally or by any other means by AXA Re or its Affiliated companies to the Company, with respect to reinsurance of variable annuities and/or variable life insurance; and
(b) Confidential Information of the Company shall include, without limitation, all information with respect to its variable annuity and/or variable life contract, any actuarial, pricing and financial information provided by the Company or its Affiliated companies to AXA Re, the Company annuity pricing model, and all information conveyed orally or by any other means by the Company or its Affiliated companies to AXA Re, with respect to Company variable annuity and/or variable life insurance programs.

Failure to mark any material or information "Confidential" shall not affect the confidential nature therefore.

The restrictions against disclosing and disseminating the Confidential information shall not apply to:

     i. general skills and experience gained by employees of either party, their Subsidiaries or their Affiliates; or

     ii. information known by the receiving party prior to disclosure under this Agreement; or

     iii. information disclosed to the receiving party by a third party who was not under an obligation of confidentiality to the disclosing party; or

     iv. information which is publicty available or generally known within the insurance or data processing industries; or

     v. information which is independently developed by the receiving party prior to, concurrent with or subsequent to the disclosing party's disclosure without any wrongful act or breach of this Agreement by the receiving party; or

     vi. information which becomes available to one party, its Subsidiaries, its Affiliates or its representatives on a non-confidential basis from sources other than the other party or its Subsidiaries, Affiliates or representatives, provided that the recipient of such information does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information.

The foregoing notwithstanding, nothing in this Agreement shall be construed to prohibit the disclosure of Confidential information in accordance with the terms of a court order, in the event one of the parties becomes legally compelled to disclose the Confidential information of the other, the party being compelled shall provide prompt and reasonable notice to the other party, so that the other party may seek a protective order, an appeal, or other appropriate remedy.

                                     [LOGO]
                                      LIFE

BREACH

The parties hereto recognize that the unauthorized disclosure, duplication, reproduction or use of the Confidential Information would cause irreparable harm to the disclosing party and that monetary damages will be inadequate to compensate the disclosing party for such breach, For that reason, the parties hereto shall be entitled to seek, In any court of competent Jurisdiction, Injunctive relief including a preliminary injunction and an order of seizure and impoundment under Section 503 of the Copyright Act and the receiving party will not object to the entry of an injunction or other equitable relief against it on the basis of an adequate remedy at law or other reason. Such relief shall be cumulative and in addition to whatever other remedies the disclosing party may have.

MISCELLANEOUS

(a) No waiver of any provision of the Agreement shall be effective unless contained in a writing executed by the party against whom enforcement thereof is sought. A waiver of any specific term hereof shall not be deemed to constitute a waiver of any other term hereof, nor shall a waiver on any one or more occasions be deemed to imply or constitute a waiver of the same of any other term on any other occasion.

(b) If any part of this Agreement shall be held to be void or unenforceable, such part shall be treated as severable, leaving valid the remainder of the Agreement.

(c) This Agreement shall be construed in accordance with the laws of the State of Delaware.

(d) Anything in this Agreement to the contrary notwithstanding, nothing herein shall be construed as a commitment by either party to enter into a Reinsurance Agreement or to engage in anything beyond having initial discussions and exchanging information which may lead to a formal request for a reinsurance proposal and subsequent preparation thereof.

(e) Each of the parties shall cause its respective Subsidiaries and Affiliates to abide by the terms of this Agreement, and in the event of a violation of this Agreement by their respective Subsidiaries or Affiliates, shall be liable hereunder to the same extent as if, themselves, had committed such violation.

(f)  For purposes of this Agreement:

       (i) "Affiliate" shall mean a person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or beneficially owns or has the power to vote or direct the vote of twenty-five percent (25%) or more of any class of voting stock (or of any form of voting equity interest in the case of a person that is not a corporation) of such other person. For purposes of this definition, "control", including the terms "controlling" and "controlled", means the power to direct or cause the direction of the management and policies of a person, directly or indirectly, whether

                                     [LOGO]
                                      LIFE

            through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

       (ii) "Subsidiary" of a person means any person with respect to whom such specified person, directly or indirectly, beneficially owns fifty percent (50%) or more of the equity interests in, or holds the voting control of fifty percent (50%) to more of the equity interests in such person.

(g) Upon the written request of AXA Re at any time, the Company will return to AXA Re all AXA Re Confidential Information, provided that if AXA Re enters into a reinsurance agreement with the Company, that the Company shall be entitled to retain AXA Re Confidential Information required by the Company in order to fulfill its obligations under the reinsurance agreement (but that any such Confidential Information shall not be uses for any other purpose).

(h) Upon the written request of the Company at any time, AXA Re will return to the Company all Company Confidential Information, provided that if AXA Re enters into a reinsurance agreement with the Company, that AXA Re shall be entitled to retain Company Confidential Information required by AXA Re in order to fulfill its obligations under the reinsurance agreement (but that any such Confidential Information shall not be used for any other purpose).

(i) Nothing in this agreement shall prevent the Company and AXA Re from developing reinsurance products, or limit their respective to develop reinsurance products, provided the Company does not use AXA Re Confidential Information and AXA Re does not use Company Confidential Information in connection with the development of such products.

COMMENCEMENT AND TERMINATION OF AGREEMENT

This Agreement is effective upon the date first written above. The obligations of each party set out in the preceding paragraphs above shall survive the termination of the Agreement.

Notwithstanding anything in this Agreement to the contrary, each party agrees that any agreement executed between them as a result of these discussions shall incorporate the confidentiality provisions contained herein, and this Agreement shall be deemed to continue in full force and effect during all terms of such subsequent agreement.

GENERAL PROVISIONS

This Agreement shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws. This Agreement supersedes all prior understandings and negotiations, oral and written, and constitutes the entire understanding between the parties on this subject. This Agreement and any of the rights or obligations hereunder are not assignable without AXA Re's Prior written permission.

                                     [LOGO]
                                      LIFE

No waiver, modification. or amendment to the Agreement shall be binding upon the parties unless it is in writing signed by an Authorized Representative of the party against whom enforcement is sought

IN WITNESS THEREOF, the parties by their duly Authorized Representatives have caused this Agreement to be executed as of the date first written above.

AXA RE LIFE INSURANCE COMPANY           HARTFORD LIFE INSURANCE COMPANY

By:     /s/ Michael Sakoulas            By:     /s/ Michael R. Winterfield
        ------------------------------          ------------------------------
        Michael Sakoulas                        Michael R. Winterfield
Title:  Vice President                  Title:  Assistant Vice President
Date:   14 October, 1998                Date:   14 October, 1998

                               AMENDMENT NO. 1 TO
         AUTOMATIC REINSURANCE AGREEMENT NO. 2000-24, DATED MAY 8, 2000
                                    between
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                (CEDING COMPANY)
                                      and
                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                  (REINSURER)

Effective October 23, 2000, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

SCHEDULE A, PLANS OF REINSURANCE, is hereby replaced by the attached Schedule A to document the addition of the US BANCORP/PIPER JAFFRAY EXCHANGE PROGRAM as part of the Time Credited Exchange Program covered under this Agreement.

The Reinsurance Premiums shall be the same as generally described in Article V of the underlying Agreement for the existing exchange programs, and, more specifically, as shown under Exhibit II, for a TCEP to Director 7 exchange.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Charles N. Vest                       Date: December 12, 2001
        ----------------------------------------
        Name/Title Charles N. Vest, Vice
        President

Attest: /s/ Daniel R. Guilbert
        ----------------------------------------
        Name/Title Daniel R. Guilbert, Assistant
        Actuary

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By:     /s/ Michael W. Pado                       Date: 03 December, 2001
        ----------------------------------------
        Michael W. Pado, President

By:     /s/ Josee DeRoy
        ----------------------------------------
        Josee DeRoy, Vice President

Attest: /s/ Julia Cornely
        ----------------------------------------
        Julia Cornely, Assistant Vice President

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 1, Effective October 23, 2000

                                   SCHEDULE A

                              PLANS OF REINSURANCE

A.  [REDACTED]

B.  Issue Dates:

     Covers policies exchanged under the SECEP or TCEP on or after May 8, 2000.

     FOR THE US BANCORP / PIPER JAFFRAY EXCHANGE PROGRAM: Covers policies issued on or before May 1, 2000 and still in force on that date, that are exchanged under the US Bancorp/Piper Jaffray Exchange Program on or after October 23, 2000.

C.  GMDB Reinsured:

       - GMDB associated with the Hartford Deferred Variable Annuity Exchange Programs.

       - Basic Benefit for issue ages 0-79: Maximum Anniversary Value is the highest Contract Anniversary Value prior to the deceased's death and 81st birthday increased by premiums and reduced by gross partial surrenders since that anniversary. Note: The maximum Anniversary Value will be reduced by any Payment Enhancements credited in the 12 months prior to the date of calculation of the death benefit.

       - Basic Benefit for issue ages 80-90: 100% premiums minus gross partial surrenders.

       - Optional Enhanced Benefit for issue ages 0-75: Greater of the Basic Benefit and 5% Roll-up of premium to deceased's death or 81st birthday, reduced by partial surrender adjustments, subject to a cap of 200% of premiums less partial surrender adjustments. On or after the 81st birthday, the Roll up amount is increased by premiums and reduced by any partial surrender adjustments.

D.  The Product Exchange Programs:

       SEC Exchange Program (SECEP)
       Contracts electing to be part of the SECEP must satisfy the following conditions and will be treated as new issues (i.e. new issue date set to Exchange Date):

       -   The contract has been in force for a minimum of 7 years, and

         1. No premiums were paid in the 24 month period prior to the date of the exchange; or

         2. The Contingent Deferred Sales Charge (CDSC) at the time of exchange is less than 2% of the contract value.

       - The attained age of the owner(s) and annuitant(s) is age 85 or younger

       Time -Crediting Exchange Program (TCEP)
       Contracts electing to be part of the TCEP must satisfy the following conditions but will not be treated as new issues (i.e. original issue date is maintained):

         -   The contract has been in force for a minimum of 7 years, and

         -   The in force contract must have Edward Jones as the firm of record

                                                   CONTINUED ON NEXT PAGE. . . .

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 1, Effective October 23, 2000

                                   SCHEDULE A

                              PLANS OF REINSURANCE
                                  (Continued)

       US Bancorp/Piper Jaffray Time-Crediting Exchange Program (TCEP) Contracts electing to be part of the US Bancorp/Piper Jaffray Time Credited Exchange Program (TCEP) must satisfy the following conditions but will NOT be treated as new issues (i.e. original issue date is maintained):

         - The contract has been issued and is still in force as of May 1, 2000.

         - The in force contract pertains to the US Bancorp / Piper Jaffray distribution channel.

E.  Related Contracts:

     The related contracts under the exchange program are,

     (SECEP)
     The related contracts under the exchange program are, DIRECTOR 2-5 VARIABLE ANNUITY to:

         -   The Director 7 Variable Annuity (HV-2329-1)

         -   The AmSouth Variable Annuity (AMSTHPROS-5-99)

         -   The BB&T Director Variable Annuity (HV-2137-5)

         -   The Director Choice Variable Annuity (HV-2297-2)

         -   The Director Select Variable Annuity (HV-2332-1)

     PUTNAM HARTFORD CAPITAL MANAGER 1-4 VARIABLE ANNUITY TO:

         -   Putnam Hartford Capital Manager 6 Variable Annuity

     (TCEP)
     The related contracts under the exchange program are, DIRECTOR 1-5 VARIABLE ANNUITY TO:

         -   The Director 7 Variable Annuity (HV-2329-1)

     PUTNAM HARTFORD CAPITAL MANAGER 1-4 VARIABLE ANNUITY TO:

         -   Putnam Hartford Capital Manager 6 Variable Annuity

     (US Bancorp/Piper Jaffray TCEP)
     The related contracts under the exchange program are, DIRECTOR 1-7 VARIABLE ANNUITY TO:

         - The Director 7 Preferred Variable Annuity (tailored version for US Bancorp / Piper Jaffray distribution channel)

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 1, Effective October 23, 2000

                               AMENDMENT NO. 2 TO
         AUTOMATIC REINSURANCE AGREEMENT NO. 2000-24, DATED MAY 8, 2000

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                (CEDING COMPANY)

                                      AND

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                  (REINSURER)

Effective as shown below, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

       - SCHEDULE B, INVESTMENT FUNDS, is hereby replaced by the attached Schedule B, to describe various fund changes and additions as of the dates shown.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Charles N. Vest                       Date:  November 25, 2002
         ----------------------------------------
         Name/Title Charles N. Vest, Vice
         President

Attest:  /s/ Daniel R. Guilbert
         ----------------------------------------
         Name/Title Daniel R. Guilbert, Associate
         Actuary

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By:      /s/ Michael W. Pado                       Date:  29 July 2002
         ----------------------------------------
         Michael W. Pado, President

By:      /s/ Josee DeRoy
         ----------------------------------------
         Josee DeRoy, Vice President

Attest:  /s/ Julia Cornely
         ----------------------------------------
         Julia Cornely, Assistant Vice President

Hartford Life and Annuity Agreement No. 2000-24, Effective May 8, 2000 Amendment No. 2

                                   SCHEDULE B

                                INVESTMENT FUNDS

                      THE DIRECTOR VARIABLE ANNUITY SERIES

FUNDS                                             STATUS CHANGES
------------------------------------------------------------------------
DIRECTOR VARIABLE ANNUITY
Hartford Bond Fund
Hartford Stock Fund
Hartford Money Market Fund
Hartford Advisers Fund
Hartford Capital Appreciation Fund
Hartford Mortgage Securities Fund
Hartford Index Fund
Hartford International Opportunities
Fund
Hartford Dividend and Growth Fund
Hartford International Advisers Fund now  Name changed 5/1/01 known as Hartford Global Advisers Fund
Hartford MidCap Fund                      Closed to new money 6/29/01
Hartford Small Company Fund
Hartford Growth and Income Fund
Hartford Global Leaders Fund
Hartford High Yield Fund
Hartford Global Health Fund               Added 5/1/00
Hartford Global Technology Fund           Added 5/1/00
Hartford MidCap Value Fund                Added 5/1/01
Hartford International Capital            Added 5/1/01
Appreciation Fund
Hartford International Small Company      Added 5/1/01
Fund
Hartford Value Fund                       Added 5/1/01
Hartford Global Financial Services Fund   Added 5/1/01
Hartford Global Communications Fund       Added 5/1/01
Hartford Focus Fund                       Added 5/1/01
Hartford US Government Securities Fund    Added 5/1/02
Hartford Value Opportunities fund         Added 5/1/02
Hartford Growth Opportunities Fund        Added 5/1/02
Hartford Small Cap Growth Fund            Added 5/1/02
Hartford Growth Fund                      Added 5/1/02

        THE ABOVE FUNDS WILL BE REFERRED TO AS THE HARTFORD CORE FUNDS.

DIRECTOR CHOICE VARIABLE ANNUITY
Hartford Core Funds
Mitchell Hutchins Growth and Income Fund  Name change 5/30/01
Name changed to:                          Fund Merger 10/26/01
Brinson Series Trust Growth and Income
Fund Merged into:
Alliance Growth and Income Fund
Mitchell Hutchins Strategic Income Fund   Closed to new money 10/16/00
Name changed to:                          Name Change 5/30/01
Brinson Series Trust Strategic Income     Fund Merger 10/26/01
Fund Merged into:
Alliance Global Bond Fund
Mitchell Hutchins Tactical Allocation     Name change 5/30/01
Fund Name changed to:                     Name change 4/8/02
Brinson Series Trust Tactical Allocation
Fund Name changed to:
UBS Tactical Allocation Fund

Hartford Life and Annuity Agreement No. 2000-24, Effective May 8, 2000 Amendment No. 2

                                   SCHEDULE B

                                INVESTMENT FUNDS

                      THE DIRECTOR VARIABLE ANNUITY SERIES

FUNDS                                             STATUS CHANGES
------------------------------------------------------------------------
DIRECTOR SELECT VARIABLE ANNUITY
Hartford Core Funds
Evergreen VA Omega Fund
Evergreen VA Special Equity Fund
Evergreen VA Foundation Fund
Evergreen Perpetual International Fund    Merged 8/3/01
Merged with:
Evergreen VA International Growth Fund
Evergreen VA Capital Growth Fund
Evergreen VA Growth Fund
Evergreen VA Fund                         Added 6/14/02
Evergreen VA Small Cap Value Fund         Added 6/14/02

                                                                Continued. . . .

Hartford Life and Annuity Agreement No. 2000-24, Effective May 8, 2000 Amendment No. 2

                                   SCHEDULE B

                                INVESTMENT FUNDS

          THE PUTNAM HARTFORD CAPITAL MANAGER VARIABLE ANNUITY SERIES

FUNDS                                                                      STATUS CHANGES
------------------------------------------------------------------------------------------------------
PUTNAM HARTFORD CAPITAL MANAGER VARIABLE ANNUITY
Putnam VT American Government Income
Putnam VT Asia Pacific Growth Fund
Putnam VT Capital Appreciation Fund                           Added 11/1/00
Putnam VT Diversified Income Fund
Putnam VT The Georg Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Growth Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Growth Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Fund
Putnam VT Technology Fund                                     Added 7/17/00
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund
Putnam VT Voyager II Fund                                     Added 11/1/00

           THE ABOVE FUNDS WILL BE REFERRED TO AS PUTNAM CORE FUNDS.

                                                                            End.

Hartford Life and Annuity Agreement No. 2000-24, Effective May 8, 2000 Amendment No. 2

                               AMENDMENT NO. 3 TO
         AUTOMATIC REINSURANCE AGREEMENT NO. 2000-24, DATED MAY 8, 2000

                                    between

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                (CEDING COMPANY)

                                      and

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                  (REINSURER)

Effective as shown below, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

       - Contracts In Force as of the effective date of this Amendment, that elect the Guaranteed Income Benefit Rider (GIB) for the six (6) month period between November 1, 2002 and April 30, 2003 shall continue to be reinsured hereunder at existing reinsurance terms as long as the election rate does not exceed 5% of the In Force contracts as measured by the contract value on April 30, 2003. Should the election rate exceed 5%, then the contracts that have elected the GIB will be subject to an increase in the reinsurance premium of up to 10%. At the end of the six month period, the REINSURER and the CEDING COMPANY shall mutually determine the reinsurance terms, if any, for subsequent GIB elections on a case-by-case basis for each month following. Note the REINSURER will not cover any benefit resulting from this rider; and

       - SCHEDULE B, INVESTMENT FUNDS, is hereby replaced by the attached revised Schedule B, to describe various fund changes and additions as of the dates shown.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Charles N. Vest                       Date:  December 27, 2002
         ----------------------------------------
         Name/Title Charles N. Vest, Vice
         President

Attest:  /s/ Daniel R. Guilbert
         ----------------------------------------
         Name/Title Daniel R. Guilbert, Associate
         Actuary

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By:      /s/ Michael W. Pado                       Date:  12/15/02
         ----------------------------------------
         Michael W. Pado, President

By:      /s/ Josee DeRoy
         ----------------------------------------
         Josee DeRoy, Vice President

Attest:  /s/ Julia Cornely
         ----------------------------------------
         Julia Cornely, Assistant Vice President

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 3

                                   SCHEDULE B

                                INVESTMENT FUNDS

                      The Director Variable Annuity Series

FUNDS                                                  STATUS CHANGES
------------------------------------------------------------------------
DIRECTOR VARIABLE ANNUITY
Hartford Bond Fund
Hartford Stock Fund
Hartford Money Market Fund
Hartford Advisers Fund
Hartford Capital Appreciation Fund
Hartford Mortgage Securities Fund
Hartford Index Fund
Hartford International Opportunities Fund
Hartford Dividend and Growth Fund
Hartford International Advisers Fund now known as   Name changed 5/1/01
Hartford Global Advisers Fund
Hartford MidCap Fund                                Closed to new money
Hartford Small Company Fund                         6/29/01
Hartford Growth and Income Fund
Hartford Global Leaders Fund
Hartford High Yield Fund
Hartford Global Health Fund                         Added 5/1/00
Hartford Global Technology Fund                     Added 5/1/00
Hartford MidCap Value Fund                          Added 5/1/01
Hartford International Capital Appreciation Fund    Added 5/1/01
Hartford International Small Company Fund           Added 5/1/01
Hartford Value Fund                                 Added 5/1/01
Hartford Global Financial Services Fund             Added 5/1/01
Hartford Global Communications Fund                 Added 5/1/01
Hartford Focus Fund                                 Added 5/1/01
Hartford US Government Securities Fund              Added 5/1/02
Hartford Value Opportunities fund                   Added 5/1/02
Hartford Growth Opportunities Fund                  Added 5/1/02
Hartford Small Cap Growth Fund                      Added 5/1/02
Hartford Growth Fund                                Added 5/1/02

        THE ABOVE FUNDS WILL BE REFERRED TO AS THE HARTFORD CORE FUNDS.

DIRECTOR CHOICE VARIABLE ANNUITY
Hartford Core Funds
Mitchell Hutchins Growth and Income Fund            Name change 5/30/01
Name changed to:
Brinson Series Trust Growth and Income Fund
Merged into:                                        Fund Merger 10/26/01
Alliance Growth and Income Fund
Mitchell Hutchins Strategic Income Fund             Closed to new money
Name changed to:                                    10/16/00
Brinson Series Trust Strategic Income Fund          Name Change 5/30/01
Merged into:
Alliance Global Bond Fund                           Fund Merger 10/26/01
Mitchell Hutchins Tactical Allocation Fund          Name change 5/30/01
Name changed to:
Brinson Series Trust Tactical Allocation Fund
Name changed to:                                    Name change 4/8/02
UBS Tactical Allocation Fund

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 3

                                   SCHEDULE B

                                INVESTMENT FUNDS

                      THE DIRECTOR VARIABLE ANNUITY SERIES

FUNDS                                                                 STATUS CHANGES
--------------------------------------------------------------------------------------------
DIRECTOR SELECT VARIABLE ANNUITY
Hartford Core Funds
Evergreen VA Omega Fund
Evergreen VA Special Equity Fund
Evergreen VA Foundation Fund
Evergreen Perpetual International Fund Merged with:           Merged 8/3/01
Evergreen VA International Growth Fund
Evergreen VA Capital Growth Fund
Evergreen VA Growth Fund
Evergreen VA Fund                                             Added 6/14/02
Evergreen VA Small Cap Value Fund                             Added 6/14/02

                                                                   Continued....

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 3

                                   SCHEDULE B

                                INVESTMENT FUNDS

          THE PUTNAM HARTFORD CAPITAL MANAGER VARIABLE ANNUITY SERIES

FUNDS                                                                 STATUS CHANGES
--------------------------------------------------------------------------------------------
PUTNAM HARTFORD CAPITAL MANAGER VARIABLE ANNUITY
Putnam VT American Government Income
Putnam VT Asia Pacific Growth Fund MERGED INTOPutnam VT       Merged 10/11/02
International Growth Fund
Putnam VT Capital Appreciation Fund                           Added 11/1/00
Putnam VT Diversified Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Growth Fund NOW KNOWN AS Putnam VT Equity    Renamed 10/11/02
Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Growth Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Fund
Putnam VT Technology Fund MERGED INTOPutnam VT Voyager Fund   Added 7/17/00
II                                                            Merged 10/11/02
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund
Putnam VT Voyager II Fund                                     Added 11/1/00

           THE ABOVE FUNDS WILL BE REFERRED TO AS PUTNAM CORE FUNDS.

                                                                            End.

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 3

                                     [LOGO]
                                 HARTFORD LIFE

                        GUARANTEED INCOME BENEFIT RIDER

The term "Contract" as used in this rider applies to either a contract or a certificate. The term "Contract Owner" as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the contract to which it is attached. The effective date is when this rider is issued and made part of the contract. This rider cannot be terminated either by You or Us prior to the Annuity Commencement Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

When elected on the Contract Issue Date, this rider provides a guaranteed income benefit that gives You the right to make periodic surrenders that total an amount equal to Your premium payments. This guarantee will remain in effect if periodic surrenders do not exceed an amount equal to 7% of premium payments each Contract Year. If the Contract Owner chooses to surrender an amount more than 7% in a Contract Year, then the guarantee may be reduced to an amount less than premium payments in accordance with the provisions of this rider.

When this rider is elected after the Contract Issue Date, the guaranteed income benefit will be based on the amount of the Contract Value on the effective date of the rider plus premium payments made subsequent to the effective date of this rider. Accordingly, for purposes of this rider, the Contract Value plus premium payments made subsequent to the effective date of this rider will be treated in the same manner as premium payments when this rider is effective on the Contract Issue Date.

There is an additional charge for this guaranteed income benefit.

If your Contract Value increases, You have the right to "step-up" the guaranteed benefit to the current Contract Value at certain intervals. We may modify the charge for this rider if You elect to step-up.

At any point in time, the total guaranteed amount available for future periodic surrenders is called the Guaranteed Remaining Balance (GRB). The surrender amount that the Contract Owner has the right to make each Contract Year until the GRB is depleted is called the Guaranteed Annual Withdrawal Benefit (GAWB). However, at any time You may surrender an amount up to Your Contract Value.

GUARANTEED REMAINING BALANCE (GRB)
Your GRB is determined at the following times and is subject to a maximum GRB of $5,000,000:

At Rider Effective Date
If this rider is effective on the Contract Issue Date, then the GRB equals the premium payments. If this rider is effective after the Contract Issue Date, then the GRB equals 100% of the Contract Value on the rider effective date.

When a subsequent premium Payment is made
Upon each subsequent premium payment, the GRB is recalculated to equal the sum of the GRB immediately prior to receipt of the subsequent premium payment, plus 100% of the subsequent premium payment. The Company reserves the right to restrict subsequent premium payments.

When a partial surrender is made
Whenever a partial surrender is made, the GRB will be equal to the amount determined in either (A) or (B) as follows:

A. If the total partial surrenders since the later of (1) the most recent Contract Anniversary, or (2) the Valuation Day that the Guaranteed Annual Withdrawal Benefit (GAWB) was last established (excluding establishments for subsequent premium payments), are equal to or less than the GAWB, the GRB becomes the GRB immediately prior to the partial surrender, less the amount of partial surrender.

B. If the total partial surrenders as determined in (A) above exceed the GAWB, the GRB will have an automatic reset to the greater of zero or the lesser of (i) or (ii) as follows:

       (i)  the Contract Value immediately following the partial surrender; or

       (ii) the GRB immediately prior to the partial surrender, less the amount of partial surrender.

For purposes of this rider, the term "partial surrender" is a gross amount and will include any Contingent Deferred Sales Charges.

GUARANTEED ANNUAL WITHDRAWAL BENEFIT (GAWB)
Your GAWB is established at the following times:

At Rider Effective Date
7% of the GRB.

When a subsequent premium payment is made
Upon each subsequent premium payment, the GAWB is recalculated to equal the sum of 7% of the subsequent premium payment plus the GAWB immediately prior to the subsequent premium payment.

When a partial surrender is made that causes an automatic reset of the GRB (as determined in (B) above)
The new GAWB will be the lesser of (C), (D), or (E) as follows:

C.  the GAWB immediately prior to the partial surrender; or

D. the greater of 7% of the reset GRB or 7% of the Contract Value immediately following the partial surrender; or

E.  the reset GRB.

When a partial surrender is made that reduces the GRB to an amount less than the GAWB
Whenever a partial surrender is made that reduces the GRB to an amount less than the GAWB, the GAWB is reduced to equal the GRB.

ELECTIVE STEP-UP OF THE GRB AND GAWB
At the times determined below, the Contract Owner may elect to Step-up the GRB and, if applicable, the GAWB as follows:

GRB Step-up
Beginning with the 5th anniversary date of the effective date of this rider, the Contract Owner has the option to increase the GRB to an amount equal to 100% of the current Contract Value (herein referred to as Step-up). Once a Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of the latest Step-up date.

If the surviving spouse becomes the Contract Owner under the contract's Spouse Beneficiary provision, the next Step-up may be elected at anytime thereafter. This is allowed regardless if it occurs before the 5th anniversary date of the effective date of this rider or If the latest Step-up occurred within the last five years. Once this Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of this Step-up.

In the future, We may allow You to Step-up Your GRB only on a Contract Anniversary.

GAWB Step-up

The GAWB Step-up is equal to the greater of (H) or (I) as follows:

H.  the GAWB immediately prior to the Step-up; or

I.  7% of the Contract Value on the Step-up date.

CONTRACT VALUE REDUCES TO ZERO
If the Contract Value reduces to zero on a particular Valuation Day as a result of a partial surrender and on such Valuation Day the GRB remains greater than zero, the following will occur:

J. The GRB will be paid to You on a periodic basis elected by You. The frequencies will be among those offered by Us at that time but will be no less frequently than annually.

K.  The total annual payment amount will equal the GAWB.

L.  We will no longer accept subsequent premium payments.

GUARANTEED INCOME BENEFIT ANNUITY OPTION
In addition to the Annuity options available under the contract, the following annuity option may be elected by You under this rider:

FIXED PAYOUT -- Under this option, You are entitled to receive payments in a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GRB by the GAWB. The total annual amount payable under this option will equal the GAWB but will not exceed the current GRB. This annualized amount will be paid over the determined number of years in the frequency that You elect. The frequencies will be among those offered by Us at that time but will be no less frequently than annually. If, at the death of the Annuitant, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary.

This option may not be available if the contract is issued to qualify under
Section 401, 403, 408, or 457 of the Internal Revenue Code of 1986, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

This annuity option may be elected as a settlement option by the Beneficiary of a contract. Whenever multiple Beneficiaries are designated under the contract, each such Beneficiary's share of the proceeds if they elect this option will be in proportion to their applicable designated Beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the Distribution Requirements section of the contract.

RIDER CHARGE
The charge for this rider is added to the net investment factor. The net investment factor for each Sub-Account is:

M. the net asset value per share of the corresponding fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by that fund); divided by

N. the net asset value per share of the corresponding fund at the beginning of the valuation period; minus

O. the mortality and expense risk charge and any applicable administration charge, adjusted for the number of days in the valuation period; minus

P. the charge for this rider, adjusted for the number of days in the valuation period.

The charge for this rider per annum of the daily value of the Sub-Accounts is [ 0.75%], subject to a guaranteed maximum charge of [0.75%]. The rider charge may change if You elect to Step-up the GRB. However, the rider charge will never exceed the lesser of the maximum charge or the charge currently offered for this same benefit under newly issued riders. If the GRB is never Stepped-up by the Contract Owner, the charge established on the effective date of this rider will never change. The rider charge will be discontinued once an Annuity option available under the contract becomes effective.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

     /s/ Christine Hayer Repasy         /s/ Thomas M. Marra
     ---------------------------------  ----------------------------------
     Christine Hayer Repasy, SECRETARY  Thomas M. Marra, PRESIDENT

                               AMENDMENT NO. 4 TO

         AUTOMATIC REINSURANCE AGREEMENT NO. 2000-24, DATED MAY 8, 2000

                                    Between

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                (CEDING COMPANY)

                                      and

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                  (REINSURER)

Effective May 1, 2003, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

1. SCHEDULE B, INVESTMENT FUNDS, is hereby replaced by the attached revised Schedule B, to describe various fund changes and additions as of the dates shown.

2. With respect to contract elections of the GIB Rider (also known as "Principal First") attached to Amendment 3 of this Agreement:

       (a) For the period commencing November 1, 2002 through April 30, 2003, contract elections of the GIB Rider have not exceeded 5% of the In Force contracts according to the measurement criteria described in Amendment 3;

       (b) As a result, the reinsurance premiums shall not be subject to increase at this time;

       (c) The election rate for the GIB Rider shall continue to be monitored through December 31, 2003;

       (d) Should the overall election rate exceed 5% of the In Force contracts as measured by the contract value on December 31, 2003, then the contracts that have elected the GIB will be subject to an increase in the reinsurance premium of up to 10%;

       (e) Should the overall election rate on December 31, 2003 not exceed 5% of the In Force contracts as measured by the contract value on December 31, 2003, then the election rate for the GIB Rider shall continue to be monitored semi-annually thereafter until the GIB In Force election program ends. At such time that the overall election rate exceeds 5% of the In Force contracts as measured by the contract value at the time of the semi-annual review, then the contracts that have elected the GIB will be subject to an increase in the reinsurance premium of up to 10%;

       (f) For monitoring purposes, the CEDING COMPANY shall indicate by code on the seriatim data file (Schedule C) such contracts that elect the GIB Rider;

       (g) As stated in Amendment 3, the REINSURER does not cover any benefit resulting from the GIB Rider.

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 4

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Charles N. Vest               Date:   June 11, 2003
        --------------------------------
        Name/Title Charles N. Vest, Vice
        President

Attest: /s/ Michael J. Grandpre
        --------------------------------
        Name/Title Michael J. Grandpre

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By:     /s/ Michael S. Sakoulas           Date:   4 June 2003
        --------------------------------
        Michael S. Sakoulas, Senior Vice
        President

By:     /s/ Josee DeRoy
        --------------------------------
        Josee DeRoy, Vice President

Attest: /s/ Julia Cornely
        --------------------------------
        Julia Cornely, Assistant Vice
        President

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 4

                                   SCHEDULE B

                                INVESTMENT FUNDS

                      THE DIRECTOR VARIABLE ANNUITY SERIES

                            FUNDS AND STATUS CHANGES

DIRECTOR VARIABLE ANNUITY
Hartford Bond Fund
Hartford Stock Fund
Hartford Money Market Fund
Hartford Advisers Fund
Hartford Capital Appreciation Fund
Hartford Mortgage Securities Fund
Hartford Index Fund
Hartford International Opportunities Fund
Hartford Dividend and Growth Fund
Hartford Global Advisers Fund (NAME CHANGED 5/1/01; FORMERLY Hartford International Advisers Fund)
Hartford MidCap Fund (CLOSED TO NEW MONEY 6/29/01)
Hartford Small Company Fund
Hartford Growth and Income Fund
Hartford Global Leaders Fund
Hartford High Yield Fund
Hartford Global Health Fund (ADDED 5/1/00)
HARTFORD GLOBAL TECHNOLOGY FUND (ADDED 5/1/00)
HARTFORD MIDCAP VALUE FUND (ADDED 5/1/01)
HARTFORD INTERNATIONAL CAPITAL APPRECIATION FUND (ADDED 5/1/01)
HARTFORD INTERNATIONAL SMALL COMPANY FUND (ADDED 5/1/01)
HARTFORD VALUE FUND (ADDED 5/1/01)
HARTFORD GLOBAL FINANCIAL SERVICES FUND (ADDED 5/1/01)
HARTFORD GLOBAL COMMUNICATIONS FUND (ADDED 5/1/01)
HARTFORD FOCUS FUND (ADDED 5/1/01)
HARTFORD US GOVERNMENT SECURITIES FUND (ADDED 5/1/02)
HARTFORD VALUE OPPORTUNITIES FUND (ADDED 5/1/02)
HARTFORD GROWTH OPPORTUNITIES FUND (ADDED 5/1/02)
HARTFORD SMALL CAP GROWTH FUND (ADDED 5/1/02)
HARTFORD GROWTH FUND (ADDED 5/1/02)

        THE ABOVE FUNDS WILL BE REFERRED TO AS THE HARTFORD CORE FUNDS.

DIRECTOR CHOICE VARIABLE ANNUITY
Hartford Core Funds
AllianceBernstein VPS Growth and Income Fund (NAME CHANGED 6/23/03; FORMERLY ALLIANCE GROWTH AND INCOME FUND)
ALLIANCEBERNSTEIN VPS GLOBAL BOND FUND (NAME CHANGED 6/23/03; FORMERLY ALLIANCE GLOBAL BOND FUND)
UBS TACTICAL ALLOCATION FUND

                         SECTION OF HISTORICAL CHANGES

DIRECTOR CHOICE
Effective 5/30/01 the name of the Mitchell Hutchins Growth and Income Fund changed to Brinson Series Trust Growth and Income Fund. Effective 10/26/01, this fund was merged into Alliance Growth and Income Fund.

Effective 5/30/01, the name of the Mitchell Hutchins Strategic Income Fund changed to Brinson Series Trust Strategic Income Fund. Effective 10/26/01, this fund was merged into Alliance Global Bond Fund.
Effective 5/30/01, the name of the Mitchell Hutchins Tactical Allocation Fund changed to Brinson Series Trust Tactical Allocation Fund. Effective 4/8/02, this fund was merged into UBS Tactical Allocation Fund.

                                                                Continued. . . .

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 4

                                   SCHEDULE B

                                INVESTMENT FUNDS

          THE PUTNAM HARTFORD CAPITAL MANAGER VARIABLE ANNUITY SERIES

                            FUNDS AND STATUS CHANGES

PUTNAM HARTFORD CAPITAL MANAGER VARIABLE ANNUITY
Putnam VT American Government Income
Putnam VT Capital Appreciation Fund (ADDED 11/1/00)
Putnam VT Diversified Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Equity Fund (NAME CHANGED 10/1/02, FORMERLY, PUTNAM VT GLOBAL GROWTH
FUND)
PUTNAM VT GROWTH AND INCOME FUND
PUTNAM VT GROWTH OPPORTUNITIES FUND
PUTNAM VT HEALTH SCIENCES FUND
PUTNAM VT HIGH YIELD FUND
PUTNAM VT INCOME FUND
PUTNAM VT INTERNATIONAL EQUITY FUND (NAME CHANGED 5/1/03; FORMERLY PUTNAM VT INTERNATIONAL GROWTH FUND)
PUTNAM VT INTERNATIONAL GROWTH AND INCOME FUND
PUTNAM VT INTERNATIONAL NEW OPPORTUNITIES FUND
PUTNAM VT INVESTORS FUND
PUTNAM VT MONEY MARKET FUND
PUTNAM VT NEW OPPORTUNITIES FUND
PUTNAM VT NEW VALUE FUND
PUTNAM VT OTC & EMERGING GROWTH FUND
PUTNAM VT RESEARCH FUND
PUTNAM VT SMALL CAP FUND
PUTNAM VT UTILITIES GROWTH AND INCOME FUND
PUTNAM VT VISTA FUND
PUTNAM VT VOYAGER FUND
PUTNAM VT DISCOVERY GROWTH FUND (NAME CHANGED 5/1/03; FORMERLY PUTNAM VT VOYAGER II FUND, ADDED 11/1/00)
PUTNAM VT CAPITAL OPPORTUNITIES FUND (ADDED 5/1/03)
PUTNAM VT EQUITY INCOME FUND (ADDED 5/1/03)
PUTNAM VT MID CAP VALUE FUND (ADDED 5/1/03)

           THE ABOVE FUNDS WILL BE REFERRED TO AS PUTNAM CORE FUNDS.

                         SECTION OF HISTORICAL CHANGES

PUTNAM HARTFORD CAPITAL MANAGER VARIABLE ANNUITY
Putnam VT Asia Pacific Growth Fund MERGED 10/11/02 INTO Putnam VT International Growth Fund
Putnam VT Technology Fund ADDED 7/17/00, THEN MERGED 10/11/02 INTO PUTNAM VT VOYAGER FUND II

                                                                            End.

Hartford Life and Annuity Agreement No.2000-24, Effective May 8, 2000 Amendment No. 4